EXHIBIT 10 (r)

INDEMNIFICATION AGREEMENT

(Executive Officers)

This Indemnification Agreement (this “Agreement”) is made as of ________________, 2016, by and between Computer Task Group, Incorporated, a New York corporation (the “Corporation”), and _____________________, an officer of the Corporation (“Executive”).

RECITALS

WHEREAS, candidates highly qualified for service on the boards of directors of publicly-held corporations have become increasingly reluctant to serve in that capacity or in other related capacities unless they are provided with strong protection through indemnification and insurance against the substantial and escalating risks of, and potential liability from, claims and actions arising out of their service to and activities on behalf of such corporations, which risks, absent such adequate protection, would far outweigh the compensation and other benefits to such persons of serving as directors or officers;

WHEREAS, although the Board of Directors of the Corporation (the “Board”) has determined that, in order to attract and retain such persons to serve on the Board or in key executive positions, the Corporation will attempt to maintain on an ongoing basis, at its sole expense, liability insurance to protect persons serving on the Board, as an executive officer or in other related capacities from certain liabilities, the Board recognizes that such insurance may be available to it in the future only at higher premiums and with more exclusions from its coverage, which reduces the value of such insurance to directors and executive officers and increases the importance of indemnification by the Corporation to protect directors and executive officers against such liabilities;

WHEREAS, it is essential for the Corporation to be able to attract and retain the most capable persons available to serve on the Board and as key executive officers, and the uncertainties relating to such insurance and indemnification has increased the difficulty of attracting and retaining such persons;

WHEREAS, in order to induce the most qualified persons to serve and continue to serve as directors and executive officers of the Corporation, the Corporation desires to provide directors and executive officers with specific contractual assurance of their rights to full indemnification against litigation risks and expenses associated with their service as a director or executive officer of the Corporation and in other related capacities regardless of, among other things, any amendment to or revocation of the Corporation’s Certificate of Incorporation or Bylaws or any change in the ownership of the Corporation or in the composition of the Board;

WHEREAS, the Corporation intends that this Agreement will provide Executive with greater protection than that which is provided by the Corporation’s Certificate of Incorporation and Bylaws, and that this Agreement shall supplement and be in furtherance of the By-laws of the Corporation and any resolutions adopted pursuant thereto, shall not be deemed a substitute therefore, and shall not diminish or abrogate any rights of Executive thereunder; and

WHEREAS, Executive is relying upon the rights afforded under this Agreement in deciding to begin serving or continue to serve as a director or an executive officer of the Corporation.

NOW, THEREFORE, in consideration of the premises and covenants contained herein, and in order to induce Executive to serve as or to continue to serve as a director or executive officer of the Corporation and in consideration of Executive’s so serving, the Corporation and Executive do hereby covenant and agree as follows:

Section 1.Services to the Corporation.  Executive agrees to serve or continue to serve as an executive officer or director of the Corporation and may serve as a director, officer, employee, agent or fiduciary of one or more Covered Entities (as defined below).  Executive may at any time and for any reason resign from any such position (subject to any other contractual obligation or any obligation imposed by operation of law), in which event the Corporation shall have no obligation under this Agreement to continue Executive in any such position.  This Agreement shall not be deemed an employment contract between Executive and the Corporation (or any Covered Entity).  The foregoing notwithstanding, this Agreement shall continue in force after Executive has ceased to serve as an executive officer or director of the Corporation or otherwise ceased to have Corporate Status (as defined below).

Section 2.Definitions.  As used in this Agreement:

(a)A “Change in Control” shall be deemed to occur upon the earliest to occur after the date of this Agreement of any of the following events:

(i)Acquisition of Stock by Third Party.  Unless explicitly approved by the Incumbent Board (as defined below), any Person (as defined below) other than the Corporation, any subsidiary of the Corporation, or any employee benefit plan of the Corporation or of any of its subsidiaries or any Person holding common shares of the Corporation for or pursuant to the terms of any such employee benefit plan, is or becomes the Beneficial Owner (as defined below), directly or indirectly, of securities of the Corporation representing 30% or more of the combined voting power of the Corporation’s then outstanding securities entitled to then vote generally in the election of directors of the Corporation;

(ii)Change in Board of Directors.  A change in the composition of the Board of Directors of the Corporation during any periods not longer than two consecutive years such that the individuals who, as of the beginning of such period, constitute the Board of Directors of the Corporation (such Board of Directors shall be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors of the Corporation; provided, however, for purposes of this clause (ii), any individual who becomes a member of the Board of Directors of the Corporation subsequent to the date hereof whose election, or nomination for election by the Corporation’s shareholders, was approved by a vote of at least three quarters of those individuals who are members of the Board of Directors of the Corporation and who were also members of the Incumbent Board (or deemed to be such pursuant to this provision) shall be considered as though such individual were a member of the Incumbent Board; but, provided, further, that any such individual whose initial assumption of office occurs as a result of an actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of Directors of the Corporation shall not be so considered as a member of the Incumbent Board; or

(iii)Corporation Transactions.  The effective date of a merger or consolidation of the Corporation with any other entity that is not a subsidiary or other affiliate of the Corporation, other than a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) greater than or equal to 50% of the combined voting power of the voting securities of the surviving entity outstanding immediately after such merger or consolidation and with the power to elect at least a majority of the board of directors or other governing body of such surviving entity (assuming for purposes of such determination that there is no change in the record ownership of the Corporation's securities from the record date for such approval until such reorganization and that such record owners hold no securities of the other parties to such reorganization, but including in such determination any securities of the other parties to such reorganization held by affiliates of the Corporation);

(iv)Liquidation.  The dissolution or liquidation of the Corporation or the sale or disposition by the Corporation of all or substantially all of the Corporation’s business and/or assets to a person or entity that is not a subsidiary or other affiliate of the Corporation; and

(v)Other Events.  Unless the event is explicitly approved by the Incumbent Board, there occurs any event of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Exchange Act, as hereinafter defined, regardless of whether the Corporation is then subject to such reporting requirement.

Solely for purposes of this Section 2(a), the following terms shall have the following meanings:

(A)“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(B)“Person” shall have the meaning as set forth in Sections 13(d) and 14(d) of the Exchange Act and, for greater clarity, shall include, without limitation, any entity or “group” within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act; provided, however, that Person shall exclude (i) the Corporation, (ii) any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation, and (iii) any corporation owned, directly or indirectly, by the shareholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation.

(C)“Beneficial Owner” shall have the meaning given to such term in Rule 13d-3 under the Exchange Act; provided, however, that Beneficial Owner shall exclude any Person otherwise becoming a Beneficial Owner by reason of the shareholders of the Corporation approving a merger, consolidation or other business combination of the Corporation with another entity.

(b)“Corporate Status” describes the status of a person who is or was a director, officer, employee, agent or fiduciary of the Corporation or any Covered Entity.

(c)“Covered Entity” shall mean the Corporation and any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other entity or enterprise (as well as any domestic or foreign predecessor entity of each such entity in a merger, consolidation or other transaction) of which Director is, was or may be deemed to be serving at the request of the Corporation as a director, officer, employee, partner (limited or general), trustee, agent or fiduciary.  References to “serving at the request of the Corporation” shall include any service as a director, officer, employee, partner (limited or general), trustee, agent or fiduciary of a Covered Entity which imposes duties on, or involves services by, such director, officer, employee, partner (limited or general), trustee, agent or fiduciary with respect to an employee benefit plan, its participants or beneficiaries.

(d)“Disinterested Director” means a director of the Corporation who is not and was not a party to the Proceeding in respect of which indemnification is sought by Executive and does not otherwise have an interest materially adverse to any interest of Executive.

(e)“Disqualifying Conduct” means (i) acts were committed by Executive in bad faith or were the result of active and deliberate dishonesty by Executive and were material to the cause of action or (ii) that Executive personally gained in fact a financial profit or other advantage to which he was not legally entitled.

(f)“Expenses” shall include all reasonable attorneys’ fees, retainers, court and arbitration costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, scanning and data processing charges, electronic legal research and other database charges, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding.  Expenses also shall include (i) Expenses incurred in connection with any appeal resulting from any Proceeding, including the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent, and (ii) for purposes of Section 12(d) only, Expenses incurred by Executive in connection with the interpretation, enforcement or defense of

Executive’s rights under this Agreement, by litigation or otherwise.  Expenses, however, shall not include amounts paid in settlement by Executive or the amount of judgments or fines (including any excise tax assessed with respect to any employee benefit plan) against Executive.

(g)“Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and that neither presently is, nor in the past five years has been, retained to represent any of the following:  (i) the Corporation or Executive in any matter material to either such party (other than with respect to matters concerning Executive under this Agreement, or of other executive officers or directors of the Corporation under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder.  Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or Executive in an action to determine Executive’s rights under this Agreement.  The Corporation agrees to pay the reasonable fees and expenses of the Independent Counsel referred to above and to fully indemnify such counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

(h)“Losses” means Expenses, judgments, costs, fines (including any excise tax assessed with respect to any employee benefit plan) and amounts paid in settlement actually incurred by Executive (net of any related insurance proceeds or other indemnification payments received by Executive or paid on Executive’s behalf as described in Section 7(a)).

(i)“Potential Change in Control” shall be deemed to have occurred if (i) the Corporation enters into an agreement or arrangement, the consummation of which would result in the occurrence of a Change in Control; (ii) any person (including the Corporation) publicly announces an intention to take or to consider taking actions that, if consummated, would constitute a Change in Control; (iii) unless explicitly approved by the Incumbent Board, any Person other than the Corporation, any subsidiary of the Corporation, or any employee benefit plan of the Corporation or of any of its subsidiaries or any Person holding common shares of the Corporation for or pursuant to the terms of any such employee benefit  plan, is or becomes the Beneficial Owner, directly or indirectly, of securities of the Corporation representing 20%  or more of the combined voting power of the Corporation’s then outstanding securities entitled to then vote generally in the election of directors of the Corporation; or (iv) the Board adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.

(j) “Proceeding” shall include any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought in the right of the Corporation or otherwise and whether of a civil, criminal, administrative or investigative nature, in which Executive was, is or may be involved as a party or otherwise by reason of Executive’s Corporate Status or by reason of any action taken by him or of any action or omission on his part in connection with Executive’s Corporate Status, in each case regardless of whether Executive retains Corporate Status at the time any liability or expense is incurred for which indemnification, reimbursement, or advancement of expenses can be provided under this Agreement.  However, a “Proceeding” does not include an action, suit or proceeding initiated by Executive to enforce his rights under this Agreement.

Section 3.Indemnification.  The Corporation shall indemnify Executive and hold Executive harmless against any and all Losses in connection with any present or future threatened, pending or completed Proceeding, regardless of whether such Proceeding is by or in the right of the Corporation, based upon, arising from, relating to, or by reason of Executive’s Corporate Status; provided, that no indemnification pursuant to this Section 3 may be made to Executive or on Executive’s behalf with respect to a Proceeding if a final judgment or other final adjudication adverse to Executive establishes that Executive engaged in Disqualifying Conduct with respect to the claims, issues and matters in such Proceeding.

Section 4.Indemnification for Expenses of a Party Who is Wholly or Partly Successful.  Notwithstanding any other provisions of this Agreement, to the fullest extent permitted by applicable law and to the extent that Executive is a party to (or a participant in) and is successful, on the merits or otherwise, in any Proceeding or in the defense of any claim, issue or matter therein, in whole or in part, the Corporation shall indemnify Executive against all Expenses actually and reasonably incurred by him in connection therewith.  If Executive is not wholly successful in such Proceeding, the Corporation also shall indemnify Executive against all Expenses reasonably incurred in connection with each successfully resolved claim, issue or matter and each claim, issue, or matter related to each successfully resolved claim, issue or matter.  For purposes of this Section 4 and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

Section 5.Indemnification For Expenses of a Witness.  Notwithstanding any other provision of this Agreement, to the fullest extent permitted by applicable law and to the extent that Executive is, by reason of his Corporate Status, a witness in any Proceeding to which Executive is not a party, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.

Section 6.Additional Indemnification.

(a)Notwithstanding any limitation in Sections 3 or 4, the Corporation shall indemnify Executive to the fullest extent permitted by applicable law if Executive is a party to or threatened to be made a party to any Proceeding (including a Proceeding by or in the right of the Corporation to procure a judgment in its favor) against all Losses of Executive in connection with the Proceeding.

(b)For purposes of this Agreement, the meaning of the phrase “to the fullest extent permitted by applicable law” shall include the following:

(i)to the fullest extent permitted by the provision of the NYBCL that authorizes or contemplates additional indemnification by agreement, or the corresponding provision of any amendment to or replacement of the NYBCL; and

(ii)to the fullest extent authorized or permitted by any amendments to or replacements of the NYBCL adopted after the date of this Agreement that increase the extent to which a corporation may indemnify its officers and directors.

Section 7.Exclusions.  Notwithstanding any provision in this Agreement, the Corporation shall not be obligated under this Agreement to make any indemnity or advance in connection with any claim made against Executive:

(a)for which payment has actually been made to or for the account of Executive under any insurance policy, other indemnity provision, contract or agreement, except with respect to any excess beyond the amount paid to Executive under any insurance policy, other indemnity provision, contract or agreement;

(b)for (i) an accounting of profits made from the purchase and sale (or sale and purchase) by Executive of securities of the Corporation that did, in fact, violate Section 16(b) of the Exchange Act or (ii) any reimbursement of the Corporation by Executive of any bonus or other incentive-based or equity-based compensation or of any profits realized by Executive from the sale of securities of the Corporation, as required in each case under the Exchange Act;

(c)except as otherwise provided in Section 12(d) of this Agreement, in connection with any Proceeding (or any part of any Proceeding) initiated by Executive, including any Proceeding (or any part of any Proceeding) initiated by Executive against the Corporation or its directors, officers or employees, unless (i) the Board of Directors of the Corporation authorized the Proceeding (or any part of any Proceeding) prior to its initiation, or (ii) the Corporation provides the indemnification, in its sole discretion, pursuant to the powers vested in the Corporation under applicable law; or

(d)for which such indemnity or advance is prohibited by applicable law; provided, however, that in the event that the Corporation is advised, in a written opinion of its regular outside legal counsel, that the Corporation’s performance of any provision of this Agreement would violate Section 13(k) of the Exchange Act, then the parties agree to revise and replace such provision in a manner that will result in a new provision that does not violate such provision and the legal effect of which comes as close as possible to what the parties had intended to achieve with the original provision.

Section 8.Advances of Expenses.  Notwithstanding any provision of this Agreement to the contrary, the Corporation shall advance, to the extent not prohibited by law, the Expenses incurred by Executive (or reasonably expected to be incurred by Executive during the six months following any such request) in connection with any Proceeding, and such advancement shall be made within 30 days after the receipt by the Corporation of a statement or statements requesting such advances from time to time, whether prior to or after final disposition of any Proceeding.  Advances shall be unsecured and interest free.  Advances shall be made without regard to Executive’s ability to repay the amounts advanced and without regard to Executive’s ultimate entitlement to indemnification under the other provisions of this Agreement.  Advances shall include any and all reasonable Expenses incurred pursuing an action to enforce this right of advancement, including Expenses incurred preparing and forwarding statements to the Corporation to support the advances claimed.  The Executive shall qualify for advances upon the execution and delivery to the Corporation of this Agreement, which shall constitute an undertaking providing that Executive undertakes to repay the advance to the extent that it is ultimately determined that Executive is not entitled to be indemnified by the Corporation.  This Section 8 shall not apply to any claim made by Executive for which indemnity is excluded pursuant to Section 7.

Section 9.Procedure for Notification and Defense of Claim.

(a)Executive shall notify the Corporation in writing of any matter with respect to which Executive intends to seek indemnification or advancement of Expenses hereunder as soon as reasonably practicable following the receipt by Executive of written notice thereof.  The written notification to the Corporation shall include a description of the nature of the Proceeding and the facts underlying the Proceeding.  To obtain indemnification under this Agreement, Executive shall submit to the Corporation a request, including therein or therewith such documentation and information as is reasonably available to Executive and is reasonably necessary to determine whether and to what extent Executive is entitled to indemnification following the final disposition of such action, suit or proceeding.  The omission by Executive to notify the Corporation hereunder will not relieve the Corporation from any liability which it may have to Executive hereunder or otherwise than under this Agreement, and any delay in so notifying the Corporation shall not constitute a waiver by Executive of any rights under this Agreement.  The Secretary of the Corporation shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that Executive has requested indemnification.

(b)The Corporation will be entitled to participate in the Proceeding at its own expense.

Section 10.Procedure Upon Application for Indemnification.

(a)Upon written request by Executive for indemnification pursuant to the first sentence of Section 9(a), a determination, if required by applicable law or this Agreement, with respect to Executive’s entitlement thereto shall be made in the specific case:

(i)if a Potential Change in Control or a Change in Control shall have occurred, by Independent Counsel selected in accordance with Section 10(b) in a written opinion to the Board, a copy of which shall be delivered to Executive; or

(ii)if neither a Potential Change in Control nor a Change in Control shall have occurred, in the following manner:

(A)by the Board acting by a quorum of Disinterested Directors; or

(B)if such a quorum is not obtainable or, even if obtainable, a quorum of Disinterested Directors so directs, (x) by the Board upon the opinion in writing of Independent Counsel selected in accordance with Section 10(b), or (y) by the shareholders of the Corporation.

If it is so determined that Executive is entitled to indemnification, payment to Executive shall be made within ten days after such determination.  Executive shall cooperate with the person, persons or entity making such determination with respect to Executive’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information that is not privileged or otherwise protected from disclosure and that is reasonably available to Executive and reasonably necessary to such determination.  Any costs or expenses (including attorneys’ fees and disbursements) incurred by Executive in so cooperating with the person, persons or entity making such determination shall be borne by the Corporation (irrespective of the determination as to Executive’s entitlement to indemnification) and the Corporation hereby indemnifies and agrees to hold Executive harmless therefrom.

(b)In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 10(a) hereof, the Independent Counsel shall be selected as provided in this Section 10(b).  If neither a Potential Change in Control or a Change in Control shall have occurred, the Independent Counsel shall be selected by the Board, and the Corporation shall give written notice to Executive advising him of the identity of the Independent Counsel so selected.  If a Potential Change in Control or a Change in Control shall have occurred, the Independent Counsel shall be selected by Executive (unless Executive shall request that such selection be made by the Board, in which event the preceding sentence shall apply), and Executive shall give written notice to the Corporation advising it of the identity of the Independent Counsel so selected.  In either event, Executive or the Corporation, as the case may be, may, within ten days after such written notice of selection shall have been given, deliver to the Corporation or to Executive, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 2, and the objection shall set forth with particularity the factual basis of such assertion.  Absent a proper and timely objection, the person so selected shall act as Independent Counsel.  If such written objection is so made, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court or an arbitrator has determined that such objection is without merit.  If, within 20 days after the later of submission by Executive of a written request for indemnification pursuant to Section 10(a) hereof or the final disposition of the Proceeding, no Independent Counsel shall have been selected and not objected to, either the Corporation or Executive may petition a court of competent jurisdiction or commence an arbitration before a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association for resolution of any objection that shall have been made by the Corporation or Executive to the other’s selection of Independent Counsel or for the appointment as Independent Counsel of a person selected by such court or arbitrator or by such other person as such court or arbitrator shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent

Counsel under Section 10(a) hereof.  Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 12(a), Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

Section 11.Presumptions and Effect of Certain Proceedings.

(a)In making a determination with respect to entitlement to indemnification hereunder, the person or entity making such determination shall, to the fullest extent permitted by law, presume that Executive is entitled to indemnification under this Agreement if Executive has submitted a request for indemnification in accordance with Section 9(a), and the Corporation shall, to the fullest extent permitted by law, have the burden of proof, by a preponderance of the evidence, to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption.  Neither the failure of the Corporation (including by its directors or Independent Counsel) to have made a determination prior to the commencement of any action or arbitration pursuant to this Agreement that indemnification is proper in the circumstances because indemnification of Executive is not barred pursuant to the provisions of this Agreement or otherwise, nor an actual determination by the Corporation (including by its directors or Independent Counsel) that indemnification of Executive is barred pursuant to the provisions of this Agreement or otherwise, shall be a defense to such action or arbitration or create a presumption that Executive is not entitled to indemnification.  The termination of any Proceeding or any claim, issue or matter therein by judgment, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Executive engaged in Disqualifying Conduct.

(b)Subject to Section 12(e), if the person, persons or entity empowered or selected under Section 10 to determine whether Executive is entitled to indemnification shall not have made a determination within 60 days (or 30 days if the request was for an advance) after receipt by the Corporation of the request therefor, the requisite determination of entitlement to indemnification shall, to the fullest extent permitted by law, be deemed to have been made and Executive shall be entitled to such indemnification, absent (i) a misstatement by Executive of a material fact, or an omission of a material fact necessary to make Executive’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law; provided, however, that such 60-day period may be extended for a reasonable time, not to exceed an additional 30 days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation or information relating thereto; and provided, further, that the foregoing provisions of this Section 11(b) shall not apply (i) if the determination of entitlement to indemnification is to be made by the shareholders pursuant to Section 10(a) and if (A) within 15 days after receipt by the Corporation of the request for such determination the Board of Directors has resolved to submit such determination to the shareholders for their consideration at an annual meeting thereof to be held within 75 days after such receipt and such determination is made thereat, or (B) a special meeting of shareholders is called within 15 days after such receipt for the purpose of making such determination, such meeting is held for such purpose within 60 days after having been so called and such determination is made thereat, or (ii) if the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 10(a).

(c)For purposes of any determination of whether Executive acted in bad faith, Executive shall be deemed to have acted in good faith if Executive acted in reliance on the records or books of account of a Covered Entity, including financial statements, or on information supplied to Executive by the officers of a Covered Entity in the course of their duties, or on the advice of legal counsel for the Covered Entity or on information or records given or reports made to the Covered Entity by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Covered Entity.  The provisions of this Section 11(c) shall not be deemed to be exclusive or to limit in any way the other circumstances in which Executive may be deemed to be entitled to indemnification.

(d)A person who acted in good faith and in a manner he reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed not to have acted in “bad faith” as referred to in this Agreement.

(e)For purposes of determining whether Executive personally gained in fact a financial profit or other advantage to which he was not legally entitled, to the fullest extent permitted by law, such determination shall be based upon whether Executive actually received an improper personal benefit in money, property or services.

(f)The knowledge or actions, or failure to act, of any director, officer, agent or employee of the Covered Entity shall not be imputed to Executive for purposes of determining the right to indemnification under this Agreement.

Section 12.Remedies of Executive.

(a)Subject to Section 12(c), in the event that (i) a determination is made pursuant to Section 10 that Executive is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 8, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 10(a) within 90 days (or 30 days if the request was for an advance) after receipt by the Corporation of the request for indemnification, (iv) payment of indemnification is not made pursuant to Section 4 or 5 or the last sentence of Section 10(a)  within ten days after receipt by the Corporation of a written request therefor, or (v) payment of indemnification pursuant to Section 3 or 6 is not made within ten days after a determination has been made that Executive is entitled to indemnification, Executive shall be entitled to an adjudication by a court of his entitlement to such indemnification or advancement of Expenses.  Alternatively, Executive, at his option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association.  Executive shall commence such proceeding seeking an adjudication or an award in arbitration within 180 days following the date on which Executive first has the right to commence such proceeding pursuant to this Section 12(a); provided, however, that the foregoing clause shall not apply in respect of a proceeding brought by Executive to enforce his rights under Section 5.  The Corporation shall not oppose Executive’s right to seek any such adjudication or award in arbitration.

(b)In the event that a determination shall have been made pursuant to Section 10(a) that Executive is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 12 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and Executive shall not be prejudiced by reason of that adverse determination.  In any judicial proceeding or arbitration commenced pursuant to this Section 12 the Corporation shall have the burden of proving by a preponderance of the evidence that Executive is not entitled to indemnification or advancement of Expenses, as the case may be.

(c)If a determination shall have been made pursuant to Section 10(a) that Executive is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 12, absent (i) a misstatement by Executive of a material fact, or an omission of a material fact necessary to make Executive’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

(d)The Corporation shall, to the fullest extent permitted by law, be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 12 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Corporation is bound by all the provisions of this Agreement.  It is the intent of the Corporation that Executive not be required to incur legal fees or other Expenses associated with the interpretation, enforcement or defense of Executive’s rights under this Agreement by litigation or otherwise because the cost and expense thereof would substantially detract from the benefits intended to be extended to Executive hereunder.  The Corporation shall indemnify

Executive against any and all Expenses and, if requested by Executive, shall (within 10 days after receipt by the Corporation of a written request therefor) advance, to the extent not prohibited by law, such expenses to Executive, which are incurred by Executive in connection with any action brought by Executive for indemnification or advance of Expenses from the Corporation under this Agreement or under any directors’ and officers’ liability insurance policies maintained by the Corporation, regardless of whether Executive ultimately is determined to be entitled to such indemnification, advancement of Expenses or insurance recovery, as the case may be.

(e)Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement to indemnification under this Agreement shall be required to be made prior to the final disposition of the Proceeding, whether by settlement or otherwise.

(f)During the interval between the Corporation’s receipt of Executive’s request for indemnification and the later to occur of (a) payment in full to Executive of such indemnification, or (b) a final determination (if required) pursuant to Sections 10 and 11 that Executive is not entitled to indemnification, the Corporation shall protect Executive against loss which, for purposes of this Agreement, shall mean the taking of the necessary steps (regardless of whether such steps require expenditures to be made by the Corporation at that time) to stay, pending a final determination of Executive’s entitlement to indemnification (and, if Executive is so entitled, the payment thereof), the execution, enforcement or collection of any judgments, penalties, fines (including any excise tax assessed with respect to any employee benefit plan) or any other amounts for which Executive may be liable in order to avoid his being or becoming in default with respect to any such amounts (such necessary steps to include, but not be limited to, the procurement of a surety bond to achieve such stay), within five business days after receipt of Executive’s written request therefor, together with a written undertaking by Executive to repay, no later than 60 days following receipt of a statement therefor from the Corporation, amounts (if any) expended by the Corporation for such purpose, if it is ultimately determined (if such determination is required) pursuant to Sections 10 and 11 that Executive is not entitled to be indemnified against such judgments, penalties, fines (including any excise tax assessed with respect to any employee benefit plan) or other amounts.

Section 13.Non-exclusivity; Survival of Rights; Insurance; Subrogation.

(a)The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Executive may at any time be entitled under applicable law, the Corporation’s Certificate of Incorporation, the Corporation’s By-laws, the organizational and governing documents of any Covered Entity, any agreement, a vote of shareholders or a resolution of directors, or otherwise.  No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Executive under this Agreement in respect of any action taken or omitted by such Executive in his Corporate Status prior to such amendment, alteration or repeal.  To the extent that a change in New York law, whether by statute or judicial decision, permits greater indemnification or advancement of Expenses than would be afforded currently under the Corporation’s Certificate of Incorporation, By-laws and this Agreement, it is the intent of the parties hereto that Executive shall enjoy by this Agreement the greater benefits so afforded by such change.  No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

(b)For the duration of Executive's service as a director, officer or employee of the Corporation or as a director, officer, employee, administrator, trustee, agent, partner, manager, member or fiduciary of any other Covered Entity, and thereafter for so long as Executive shall be subject to any pending or possible Proceeding, the Corporation shall use commercially reasonable efforts (taking into account the scope and amount of coverage available relative to the cost thereof) to cause to be maintained in effect policies of directors' and officers' liability insurance providing coverage for directors and/or officers of the Corporation or any other Covered Entity that is at least substantially comparable in scope and amount to that provided by the Corporation's current policies of directors' and officers' liability insurance. The minimum AM Best rating for the insurance carriers of such insurance carrier shall be not less than A- VI. The Corporation shall provide Executive with a copy of all directors' and officers' liability insurance applications, binders, policies, declarations, endorsements and other related materials, and shall provide Executive with a reasonable opportunity to review and comment on the same. Without limiting the generality or effect of the requirement to use commercially reasonable efforts to obtain insurance and give directors the chance to review the proposal, the Corporation shall not discontinue or significantly reduce the scope or amount of coverage from one policy period to the next without the prior approval thereof by a majority vote of the directors, even if less than a quorum.  If, at the time of the receipt of a notice of a claim pursuant to the terms hereof, the Corporation has director and officer liability insurance in effect, the Corporation shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies.  The Corporation shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Executive, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

(c)In the event of any payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Executive, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Corporation to bring suit to enforce such rights.

(d)The Corporation’s obligation to provide indemnification or advancement hereunder to Executive who is or was serving at the request of the Corporation shall be reduced by any amount Executive has actually received as indemnification or advancement from any Covered Entity.

Section 14.Settlement of Claims.  The Corporation shall not be liable to Executive under this Agreement for any amounts paid in settlement of any present or future threatened, pending or completed Proceeding based upon, arising from, relating to, or by reason of Executive’s Corporate Status without the Corporation’s prior written consent, which shall not be unreasonably withheld; provided, however, that if a Potential Change in Control or a Change in Control has occurred, the Corporation shall be liable for indemnification of the Executive for amounts paid in settlement if an Independent Counsel has approved the settlement.  The Corporation shall not settle any such Proceeding in any manner that would impose any Losses on the Executive without the Executive’s prior written consent.

Section 15.Establishment of Trust. In the event of a Potential Change in Control or a Change in Control, to the extent permitted by law, the Corporation shall, upon written request by Executive, create a trust for the benefit of Executive and, from time to time upon written request of Executive, shall fund such trust in an amount sufficient to satisfy any and all Expenses reasonably anticipated at the time of each such request to be incurred in connection with investigating, preparing for and defending any Proceeding[, and any and all judgments, fines, penalties and settlement amounts of any and all Proceedings from time to time actually paid or claimed, reasonably anticipated or proposed to be paid]. The amount or amounts to be deposited in the trust pursuant to the foregoing funding obligation shall be determined by the Independent Counsel. The terms of the trust shall provide that upon a Potential Change in Control or a Change in Control (i) the trust shall not be revoked or the principal thereof invaded, without the written consent of the Executive, (ii) the trustee shall advance, within ten business days of a request by the Executive, any and all Expenses to the Executive (and the Executive hereby agrees to reimburse the trust under the circumstances under which the Executive would be required to reimburse the Corporation under Section 8 of this Agreement), (iii) the trust shall continue to be funded by the Corporation in accordance with the funding obligation set forth above, (iv) the trustee shall promptly pay to Executive all amounts for which Executive shall be entitled to indemnification pursuant to this Agreement or otherwise, and (v) all unexpended funds in such trust shall revert to the Corporation upon a final determination by the Independent Counsel or a court of competent jurisdiction, as the case may be, that Executive has been fully indemnified under the terms of this Agreement. The trustee shall be a bank, trust company or other financial institution chosen by Executive. Nothing in this Section 15 shall relieve the Corporation of any of its obligations under this Agreement. All income earned on the assets held in the trust shall be reported as income by the Corporation for federal, state, local, and foreign tax purposes. The Corporation shall pay all costs of establishing and maintaining the trust and shall indemnify the trustee against any and all expenses (including attorneys’ fees), claims, liabilities, loss, and damages arising out of or relating to this Agreement or the establishment and maintenance of the trust.

Section 16.Contribution.  To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Executive for any reason whatsoever, then the Corporation, in lieu of indemnifying Executive, shall contribute to the Losses incurred by Executive in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (a) the relative benefits received by the Covered Entities (and their directors, officers, employees and agents other than Executive), on one hand, and Executive, on the other hand, as a result of the events or transactions giving cause to such Proceeding, or (b) if the allocation described in clause (a) above is not permitted by applicable law, the relative fault of the Covered Entities (and their directors, officers, employees and agents other than Executive), on one hand, and Executive, on the other hand, in connection with such events or transactions.  The relative fault of the Covered Entities (and their directors, officers, employees and agents other than Executive), on one hand, and Executive, on the other hand, in connection with the events or transactions giving cause to such Proceeding shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary, and the degree to which their conduct is active or passive.  The relative benefits received by the Covered Entities (and their directors, officers, employees and agents other than Executive), on one hand, and Executive, on the other hand, in connection with the events or transactions giving cause to such Proceeding shall be limited to direct and indirect financial benefits actually derived by the applicable person, his designees or his intended beneficiaries from the action or inaction in connection with the events or transactions giving cause to such Proceeding, and shall not include any non-financial benefits or any benefits that were not actually received by the applicable person, his designees or his intended beneficiaries.

Section 17.Retroactive Effect; Binding Agreement.

(a)All agreements and obligations of the Corporation contained herein shall commence upon the date that Executive first became an officer or director of the Corporation, shall continue during the period of Executive’s Corporate Status and shall continue thereafter so long as Executive shall be subject to any possible Proceeding by reason of Executive’s Corporate Status.  In this regard, the provisions contained herein are intended to be retroactive and the full benefits hereof shall be available in respect of any alleged or actual occurrences, acts or failures to act that occurred prior to the date hereof.

(b)This Agreement shall be binding upon the Corporation and its successors and assigns.  The Corporation shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Corporation, by agreement in form and substance reasonably satisfactory to Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform if no such succession had taken place.  To the extent that the Corporation maintains one or more insurance policies providing liability insurance for the directors and officers of the Corporation, upon any Change of Control, the Corporation shall use commercially reasonable efforts to obtain or arrange for continuation or “tail” coverage for Executive to the maximum extent obtainable at such time.

(c)This Agreement shall inure to the benefit of and be enforceable by Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.  Without limiting the generality of the preceding sentence, if Executive should die while any amounts would still be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Executive’s devisee, legatee, or other designee, or if there be no such designee, to his estate.

Section 18.Severability; Invalidity.  If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever (i) the validity, legality and enforceability of the remaining provisions of this Agreement (including each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law, (ii) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto, and (iii) to the fullest extent possible, the provisions of this Agreement (including each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

Section 19.Entire Agreement.

(a)The Corporation expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Executive to serve or continue to serve as an executive officer or director of the Corporation, and the Corporation acknowledges that Executive is relying upon this Agreement in serving as an executive officer or director of the Corporation and having Corporate Status with respect to any Covered Entity.

(b)This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof; provided, however, that this Agreement is a supplement to and in furtherance of the Certificate of Incorporation of the Corporation, the By-laws of the Corporation and applicable law, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Executive thereunder.

Section 20.Modification and Waiver.  No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the parties thereto.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement nor shall any waiver constitute a continuing waiver.

Section 21.Notice by Executive.  Executive agrees promptly to notify the Corporation in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses covered hereunder.  The failure of Executive to so notify the Corporation shall not relieve the Corporation of any obligation which it may have to Executive under this Agreement or otherwise.

Section 22.Notices.  All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, (b) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed, (c) mailed by reputable overnight courier and receipted for by the party to whom said notice or other communication shall have been directed or (d) sent by facsimile transmission, with receipt of oral confirmation that such transmission has been received:

(i)If to Executive, at the address or fax number indicated on the signature page of this Agreement, or such other address as Executive shall provide to the Corporation; and

(ii)If to the Corporation, at the address or fax number indicated on the signature page of this Agreement, or at such other address or fax number as may have been furnished to Executive by the Corporation.

Section 23.Applicable Law and Consent to Jurisdiction.  This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without regard to its conflict of laws rules. Except with respect to any arbitration commenced by Executive pursuant to Section 10(b), the Corporation and Executive hereby irrevocably and unconditionally (a) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Supreme Court of the State of New York (the “Designated Court”), and not in any other state or federal court in the United States of America or any court in any other country, (b) consent to submit to the exclusive jurisdiction of the Designated Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (c) waive any objection to the laying of venue of any such action or proceeding in the Designated Court, and (d) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Designated Court has been brought in an improper or inconvenient forum.

Section 24.Identical Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement.  Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

Section 25.Miscellaneous.  Use of the masculine pronoun shall be deemed to include usage of the feminine or neuter pronoun where appropriate.  Use of the plural nouns shall be deemed to include usage of the singular form of such noun where appropriate.  Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”  Unless otherwise indicated, references in this Agreement to any “Section” shall be deemed to refer to the indicated Section of this Agreement.  The headings set forth in this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the day and year first above written.

COMPUTER TASK GROUP, INCORPORATED

By:
Name:
Title:
Address:	800 Delaware Avenue
Buffalo, NY 14209

Fax Number:

EXECUTIVE

By:

Name:

Address:

Fax Number: